UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2019

B2Digital, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-11882	84-0916299
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

4522 West Village Drive, Suite 215, Tampa, FL 33624
(Address of principal executive offices, including zip code)

(813) 961-3051
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 2, 2019, the Board of Directors of B2Digital, Incorporated, a Delaware corporation (the “Company”), approved the Company entering into a Repurchase of Shares Agreement dated November 22, 2019 (the “Agreement”) with GS Capital Partners LLC (“GS”) pursuant to which the Company agreed to repurchase 14,062,500 shares of the Company’s Common Stock previously purchased by GS (the “Shares”). The Shares were repurchased by the Company at a purchase price of $0.0072 per Share for an aggregate purchase price of $101,250. The Agreement is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Repurchase of Shares Agreement between B2Digital, Incorporated and GS Capital Partners LLC dated November 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B2Digital, Incorporated

Date: December 5, 2019	By:	/s/ Greg P. Bell
Greg P. Bell, Chief Executive Officer